UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 30, 2020

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, On Deck Capital, Inc. (the “Company”) entered into a merger agreement with Enova International, Inc. (“Enova”) and Energy Merger Sub, Inc. (“Merger Sub”), an indirect wholly owned subsidiary of Enova, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Company, with Company continuing as the surviving entity and becoming an indirect wholly owned subsidiary of Enova (the “Transaction”). The Transaction is expected to be completed in the fourth quarter of 2020, which will result in a change of control (“Enova Change of Control”) under certain of our debt facilities unless consent is obtain or the facility is otherwise amended.

LAOD Consent

On September 30, 2020, Loan Assets of OnDeck, LLC ( “LAOD”), a wholly-owned subsidiary of the Company, obtained a consent (the “LAOD Consent”) from the lenders party to the credit agreement for its asset-backed revolving debt facility (the “LAOD Facility”). Under the LAOD Consent, the lenders consented to the Enova Change of Control and agreed that such change of control will not trigger any amortization events under the agreement.

The foregoing description of the LAOD Consent does not purport to be complete and is qualified in its entirety by reference to the LAOD Facility, and prior amendments thereto, which were filed as Exhibits 10.27, 10.28 and 10.29 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020 and Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

RAOD Consent

On October 2, 2020, Receivable Assets of OnDeck, LLC ( “RAOD”), a wholly-owned subsidiary of the Company, obtained a consent (the “RAOD Consent”) from the lenders party to the credit agreement for its asset-backed revolving debt facility (the “RAOD Facility”). Under the RAOD Consent, the lenders consented to the Enova Change of Control and agreed that such change of control will not trigger any amortization events under the agreement.

The foregoing description of the RAOD Amendment does not purport to be complete and is qualified in its entirety by reference to the RAOD Facility, and prior amendments thereto, which were filed as Exhibit 10.20 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

ODAF II Facility Amendment

On October 1, 2020, OnDeck Asset Funding II, LLC (“ODAF II”), a wholly-owned subsidiary of the Company, amended (the “ODAF II Amendment”) its asset-backed revolving debt facility (the “ODAF II Facility”) to modify the Credit Agreement, dated as of August 8, 2018, by and among ODAF II, as Borrower, the Lenders party thereto from time to time, Ares Agent Services, L.P., as Administrative Agent and Collateral Agent, and Wells Fargo Bank, N.A, as Paying Agent.

Pursuant to the ODAF II Amendment, an Enova Change of Control that occurs prior to November 6, 2020 will not trigger any amortization event under the ODAF II Facility through April 1, 2021.

The foregoing description of the ODAF II Amendment does not purport to be complete and is qualified in its entirety by reference to the ODAF II Agreement, and prior amendments thereto, which were filed as Exhibit 10.30 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

ODART Facility Amendment

On October 6, 2020, OnDeck Account Receivables Trust 2013-1 LLC (“ODART”), a wholly-owned subsidiary of the Company, amended (the “ODART Amendment”) its asset-backed revolving debt facility (the “ODART Facility”) to further modify the Fifth Amended and Restated Credit Agreement, dated as of March 12, 2019, by and among ODART, as Borrower, the Lenders party thereto from time to time, Deutsche Bank AG, New York Branch, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, Documentation Agent and Lead Arranger and Deutsche Bank Trust Company Americas, as Paying Agent. Certain capitalized terms not defined in this section of the report are used with the meanings ascribed to them in the ODART Facility as amended by prior amendments thereto and the ODART Amendment.

Pursuant to the ODART Amendment, an Enova Change of Control will not trigger an event of default. The ODART Amendment also modifies the amortization events to add that an amortization event will occur upon an Enova Change of Control. In addition, upon an Enova Change of Control, ODART will be permitted to continue utilizing collections in accordance with the terms of the ODART Facility to purchase subsequent advances under certain eligible lines of credit, the maturity date will be revised to the last day of the month to occur seven months after the Early Amortization Start Date instead of twelve months after the Early Amortization Start Date, the advance rate will be reduced from 66% to 61% and the financial covenants will be updated to apply to Enova instead of the Company.

The foregoing description of the ODART Amendment does not purport to be complete and is qualified in its entirety by reference to the ODART Agreement, and prior amendments thereto, which were filed as Exhibit 10.12 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

PORT Facility Amendment

On October 6, 2020, Prime OnDeck Receivable Trust II, LLC (“PORT”), a wholly-owned subsidiary of the Company amended (the “PORT Amendment”) its asset-backed revolving debt facility (the “PORT Facility”) to modify the Amended and Restated Credit Agreement, dated as of March 12, 2019, by and among PORT, as Borrower, the Lenders party thereto from time to time, Credit Suisse, AG, New York Branch, as Administrative Agent for the Class A Lenders, and Wells Fargo Bank, N.A., as Paying Agent and as Collateral Agent.

Pursuant to the PORT Amendment, upon an Enova Change of Control, the PORT Facility, which currently has a revolving commitment in the amount of $75.0 million, will become uncommitted. At present there are no outstanding loans under the facility. The PORT Amendment did not alter or modify the Company's option to prepay without premium, penalty or additional fee.

The foregoing description of the PORT Amendment does not purport to be complete and is qualified in its entirety by reference to the PORT Agreement, and prior amendments thereto, which were filed as Exhibit 10.22 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Safe Harbor Statement.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," “targets,” "expects," "intends," "may," "allows," “plans,” "continues," "believes," "anticipates," "estimates" or similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy, the COVID-19 pandemic and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements.

Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause or contribute to such differences include risks relating to: the closing of the Transaction, the ability to cure other deficiencies under our other debt facilities or obtain additional waivers or amendments to avoid the risk of default; and other risks, including those described in Part II - Item 1A. Risk Factors in our Form 10-Q for the quarter ended March 31, 2020 and June 30, 2020, Part I - Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer